EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT:
January 26, 2006	CHRISTINE M. RUSH
CHIEF FINANCIAL OFFICER
(301) 645-0333

OLD LINE BANCSHARES, INC.’S TWELVE MONTH NET INCOME RISES 39.47 PERCENT

WALDORF, MD. (NASDAQ CAPITAL MARKET: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income was $1,138,939 or $0.44 basic and diluted earnings per common share for the twelve month period ending December 31, 2005. This represented an increase of $322,298 or 39.47% compared to net income of $816,641 or $0.38 basic and diluted earnings per common share for the same period in 2004. Total assets were $169.0 million on December 31, 2005. This represented a $55.4 million or 48.77% increase over the December 31, 2004 level of $113.6 million.

Net income increased $140,525 or 56.74% to $388,184 for the three months ended December 31, 2005 compared to $247,659 for the three months ended December 31, 2004. Earnings per share decreased to $0.10 basic and diluted for the three months ended December 31, 2005 from $0.12 basic and $0.11 diluted for the three months ended December 31, 2004. The 2,096,538 additional shares issued during the capital offering in October 2005 negatively impacted earnings per share. Mr. Cornelsen stated: “Although we grew the loan portfolio 27.85% and net income increased, until such time that we deploy all of the proceeds from the offering into loans and other income producing assets versus maintaining them in lower yielding liquid investments, we expect lower earnings per share.”

Mr. Cornelsen added: “I am pleased with the performance of Old Line Bank. During the quarter, we began to see loans and deposits generated from the team of lenders located in the College Park office that we established in August 2005. These efforts together with the business development efforts of the rest of our staff have continued to improve our name recognition and have positively impacted the growth and earnings performance of the bank. During the three and twelve month periods, we have continued to maintain our focus on asset quality while growing the assets of the bank. As a result, we ended the year with no loans 90 days past due or non-performing.”

At December 31, 2005, total loans, net of allowance, grew to $104.2 million, as compared to $81.5 million at December 31, 2004, representing an increase of 27.85%. The deposit portfolio grew to $119.7 million, a $30.7 million or 34.49% increase from December 31, 2004.

The allowance for loan losses was $954,706 or 0.91% of loans at December 31, 2005, compared to $744,862 or 0.91% of loans at December 31, 2004. Asset quality remained strong with no non-performing loans and no loans past due more than 90 days at December 31, 2005.

Total stockholders’ equity was $33.5 million at December 31, 2005 and $13.5 million at December 31, 2004. Stockholders’ equity increased during the year ended December 31, 2005 as a result of $19.2 million in net offering proceeds received from the stock offering in October 2005, net income of $1,138,939, $136,616 in proceeds received from stock options exercised, and the income tax benefits received from the exercise of some of these options, less $267,343 for the dividend payments in March, June, September and December 2005 and a $164,204 increase in unrealized losses in the carrying value of securities.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George’s County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George’s, Charles and northern St. Mary’s. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of Old Line Bancshares, Inc. to retain key personnel; the ability of Old Line Bancshares, Inc. to successfully implement its growth and expansion strategy; risk of credit losses; risks associated with the marine brokerage division; the allowance for loan losses may not be sufficient; changes in interest rates and monetary policy may adversely affect Old Line Bancshares, Inc.; changes in regulatory requirements and/or restrictive banking legislation may adversely affect Old Line Bancshares, Inc.; the market value of investments could negatively impact stockholders’ equity; risks associated with Old Line Bancshares, Inc.’s lending limit; increased expenses due to stock benefit plans; expenses associated with operating as a public company; potential conflicts of interest associated with the interest in Pointer Ridge Office Investment, LLC; and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

Old Line Bancshares, Inc. & Subsidiary Consolidated Balance Sheets

Assets
	December 31, 2005	December 31, 2004

	(Unaudited)
Cash and due from banks	$4,387,676	$4,090,776
Federal funds sold	35,573,704	5,229,867
Total cash and cash equivalents	39,961,380	9,320,643
Time deposits in other banks	-	300,000
Investment securities available for sale	13,926,111	15,612,411
Investment securities held to maturity	2,203,445	2,204,290
Loans, less allowance for loan losses	104,249,383	81,504,890
Restricted equity securities at cost	1,102,750	1,079,950
Investment in real estate, LLC	837,436	550,000
Bank premises and equipment	2,436,652	2,352,348
Accrued interest receivable	504,299	365,388
Deferred income taxes	200,663	88,723
Bank owned life insurance	3,324,660	-
Other assets	281,045	190,675
	$169,027,824	$113,569,318

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$30,417,858	$25,424,314
Interest bearing	89,253,741	63,540,800
Total deposits	119,671,599	88,965,114
Short-term borrowings	9,292,506	4,637,012
Long-term borrowings	6,000,000	6,000,000
Accrued interest payable	336,868	173,320
Income tax payable	86,151	184,975
Other liabilities	124,873	114,585
	135,511,997	100,075,006
Stockholders' equity
Common stock, par value $.01 per share in 2005 and 2004,
authorized 5,000,000 shares in 2005 and 2004; issued and
outstanding 4,248,898.5 in 2005 and 1,776,394.5 in 2004	$42,489	$17,764
Additional paid-in-capital	31,735,627	12,446,229
Retained earnings	1,992,301	1,120,705
	33,770,417	13,584,698
Accumulated other comprehensive income	(254,590)	(90,386)
	33,515,827	13,494,312
	$169,027,824	$113,569,318

Old Line Bancshares, Inc.
Consolidated
Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Interest revenue
Loans, including fees	$1,674,150	$1,187,299	$5,783,163	$4,150,675
U.S. Treasury securities	32,061	32,021	127,299	113,541
U. S. government agency securities	58,587	68,273	236,536	294,108
Mortgage backed securities	18,099	26,124	84,139	118,088
Tax exempt securities	27,747	28,806	113,514	111,236
Federal funds sold	312,474	11,392	622,070	50,936
Other	11,743	11,884	46,935	51,271
Total interest revenue	$2,134,861	$1,365,799	$7,013,656	$4,889,855

Interest expense
Deposits	561,814	251,377	1,790,695	933,557
Borrowed funds	104,537	60,434	337,258	229,696
Total interest expense	666,351	311,811	2,127,953	1,163,253

Net interest income	1,468,510	1,053,988	4,885,703	3,726,602

Provision for loan losses	39,000	45,000	204,000	220,000
Net interest income after provision for loan losses	1,429,510	1,008,988	4,681,703	3,506,602

Noninterest revenue
Service charges on deposit accounts	61,879	59,075	241,619	244,831
Other fees and commissions	101,177	58,548	369,043	309,370
Total noninterest revenue	163,056	117,623	610,662	554,201

Noninterest expenses
Salaries	578,857	389,573	1,933,631	1,417,434
Employee benefits	96,453	70,154	333,788	245,162
Occupancy	67,435	52,647	235,979	202,627
Equipment	30,324	27,474	111,560	118,280
Data processing	36,827	30,397	132,209	126,552
Other operating	211,000	167,454	828,608	695,904
Total noninterest expenses	1,020,896	737,699	3,575,775	2,805,959

Income before income taxes	571,670	388,912	1,716,590	1,254,844

Income taxes	183,486	141,253	577,651	438,203
Net Income	$388,184	$247,659	$1,138,939	$816,641

Basic earnings per common share	$0.10	$0.12	$0.44	$0.38
Diluted earnings per common share	$0.10	$0.11	$0.44	$0.38